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                                                                    EXHIBIT 21.1


                            MATERIAL SUBSIDIARY LIST


Listed below are the subsidiaries of the Company. Second and third tier subsidiaries are listed below the respective company.


1203803 Ontario Limited
     A.   Take a Break Services, Inc.
          1.   Great Canadian (15%)
1316712 Ontario Limited
     A.   Arbuckle Foods, Inc.
     B.   1203829 Ontario Limited
Blue Star Group Limited
     A.   Blue Star Computers Limited
          1.   Orbit Software Limited
     B.   Blue Star Office Automation Limited
     C.   Blue Star Properties (No. 2) Limited
          1.   Blue Star Properties (Grey Street) Limited
          2.   Whitcoulls Block Development Limited
          3.   Blue Star Properties Limited
     D.   Blue Star Systems Limited
     E.   New Zealand Office Products Limited
          1.   Blue Star Office Post Blue Limited
               a.   NZ Post Direct Limited (50%)
     F.   Croxley Stationery Limited
          1.   Armidale Industries Limited (65%)
     G.   WGL Retail Holdings Limited
          1.   Calendar Club NZ Limited (50%)
          2.   Blue Star Consumer Retailing Limited
               a.   Blue Star B&M Franchises Limited
                    (i)  Books & More NZ Limited (50%)
               b.   Bennetts Government Bookshop Limited
               c.   University Bookshop (Canterbury) Limited (50%)
               d.   University Bookshop (Otago) Limited (50%)
               e.   University Bookshop (Auckland) Limited (50%)
          3.   Angus & Robertson Bookworld Pty Ltd.
               a.   Bookworld (Australia) Pty Limited
               b.   Reader's Cafe Pty Limited
               c.   Angus & Robertson Bookworld Calendar Club Pty Ltd. (50%)
     H.   Blue Star Print Group Limited
          1.   Blue Star Print Franchises Limited (SHELF COMPANY)
          2.   GPO Properties (Masterton) Limited
     I.   Blue Star Shelf (No. 1) Limited
     J.   Blue Star Shelf (No. 2) Limited



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Blue Star Group Pty Limited
     A.   Blue Star Corporate Pty Limited
     B.   Blue Star D.O.W. Pty Limited (formerly Dixon Office Warehouse Pty
          Limited)
     C.   Blue Star Print Group Australia Pty Limited
          1.   The Craftsman Press Pty Limited
               a.   Craftsman Publishing Pty Ltd.
          2.   Blue Star Print Franchises Pty Limited (SHELF COMPANY)
     D.   Molliglade Pty Limited (SHELF COMPANY)
     E.   Australian Toner Cartridge Co. Pty Limited
     F.   Toramont Pty Ltd. (SHELF COMPANY)
     G.   Bookland Pty Limited
     H.   Filing Efficiency Pty Ltd.
          1.   Australian Associated Packaging Pty Ltd.
Central Texas Office Products, Inc.
Dudley Stationery Limited (49%)
Dulworth Office Furniture Company
Geni Communications Limited (40%)
     A.   Cogent Communications Limited
Geni Finance Limited (40%)
     A.   BSG Finance Limited
          1.   Solutions Group Receivables Limited
Geni Document Solutions Limited (40%)
     A.   U-Bix Business Machines Limited
          1.   Monitor Business Machines Limited (20%)
Geni IT Limited (40%)
     A.   Wang New Zealand Limited
     B.   Blue Star Business Solutions Limited
Kentwood Office Furniture, Inc.
KOF-CT Acquisition Corp.
Mail Boxes Etc.
     A.   Mail Boxes Etc. USA, Inc.
          1.   Global Mailbox Express, LLC (51%)
McWhorter's, Inc.
Modern Food Systems, Inc.
Modern Vending, Inc.
OE Acquisition Corp.
Price Modern, Inc.
ReWork Acquisition Corp.
Sletten Vending Service, Inc.
The Systems House, Inc.
US Office Products, Chicago District, LLC
     A.   Forty-Fifteen Papin Redevelopment Corporation
US Office Products, Colorado District, LLC
     A.   Pear Commercial Interiors, Inc.
US Office Products, Florida District, LLC
US Office Products, Georgia District, LLC


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US Office Products, Mid-Atlantic District, Inc.
US Office Products, Mid-South District, Inc. (TN Corp.)
US Office Products, North Atlantic District, Inc.
US Office Products, Northwest District, LLC
     A.   Bindery Systems, Inc.
US Office Products, South Central District, Inc.
USOP Holding Co. of Mexico, Inc.
USOP Merchandising Company
USOPN, Inc.
Vend-Rite Service Corporation























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